EXHIBIT 99.1

REVOCABLE PROXY

FALLS BANK

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

FALLS BANK

The undersigned shareholder of Falls Bank (the “Bank”) hereby constitutes and appoints Rodney W. Vargo and Wayne M. Rice, or either one of them, the Proxy or Proxies of the undersigned, with full power of substitution and resubstitution, to vote at the Special Meeting of Shareholders of the Bank to be held at 3087 Graham Road, Stow, Ohio, on [October     ], 2005 at 2:00 p.m., local time (the “Meeting”), all of the shares of the Bank that the undersigned is entitled to vote at the Special Meeting, or any adjournment thereof, on the following proposals, each of which is described in the accompanying Proxy Statement, and, in their discretion, upon such other business as may properly come before the Meeting or any adjournments thereof:

1.	The adoption of the Agreement and Plan of Merger dated as of June 21, 2005, as amended by the First Amendment dated as of September 7, 2005, by and between Falls Bank and Sky Financial Group, Inc., and the approval of the merger and other transactions contemplated by that agreement.

☐	FOR	☐	AGAINST	☐	ABSTAIN

IMPORTANT: Please sign and date this Proxy below.

The Board of Directors recommends a vote “FOR” proposal 1.

This Revocable Proxy will be voted as directed by the undersigned shareholder. If no direction is given, this Revocable Proxy will be voted FOR proposal 1.

All Proxies previously given by the undersigned are hereby revoked. Receipt of the Notice of the 2005 Annual Meeting of Shareholders of the Bank and of the accompanying Proxy Statement is hereby acknowledged.

NOTE: Please sign your name exactly as it appears on your certificate evidencing your ownership of the common shares of the Bank. Joint accounts require both signatures. If you are signing this Proxy as an attorney, administrator, agent, corporation, officer, executor, trustee or guardian, etc., please add your full title to your signature.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FALLS BANK. PLEASE DATE, SIGN AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE U.S.A.

IMPORTANT: IF YOU RECEIVE MORE THAN ONE PROXY, PLEASE SIGN AND RETURN ALL PROXIES IN THE ACCOMPANYING ENVELOPE.

Signature	Signature

Print or Type Name	Print or Type Name

Date	Date